EXHIBIT 32
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                         Statement furnished pursuant to
                             18 U.S.C. Section1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Phyllis A. Murphy, President and Chief Executive Officer and Stephen L. Mourlam, Executive Vice President and Chief Financial Officer of Webster City Federal Bancorp ("the Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report of the Company on Form 10-QSBKSB for the quarter ended March 31, 2004 and that to the best of his or her knowledge:

     (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the report.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.



May 10, 2004                   /s/  Phyllis A. Murphy
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Date                           Phyllis A. Murphy
                               President and Chief Executive Officer



May 10, 2004                   /s/  Stephen L. Mourlam
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Date                           Stephen L. Mourlam
                               Executive Vice President, Chief Financial Officer